Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-125502, 333-116141 and 333-109779 of Citadel Broadcasting Corporation on Form S-8 of our report dated June 23, 2006, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of the Citadel Broadcasting Company 401(k) Retirement Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Los Angeles, California
June 27, 2006